SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 23, 2006


                         QUEST GROUP INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                      0-26694                  87-0681500
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(State or other jurisdiction   (Commission file number)        (IRS employer
     of incorporation)                                       identification no.)

                967 W. Center, Orem, Utah                       84057
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         (Address of principal executive offices)             (Zip code)


                                 (801) 765-1301
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13c-4(c)

Item 1.01 Entry into a Material Definitive Agreement

         Reference is made to Item 5.02, which disclosure is herein incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement

         Reference is made to Item 5.02, which disclosure is herein incorporated by reference.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

         On October 23, 2006, Mr. Craig Davis, the Company's principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer, and Teresa Fackrell, the Company's secretary and treasurer, resigned from all positions of employment with the Company. In addition, Mr. Davis and Ms. Fackrell, who are the only members of the Company's board of directors, resigned from their positions as directors of the Company effective ten days after the filing of the Company's Form 14f-1 with the Securities and Exchange Commission and mailing of the Form 14f-1 to the Company's stockholders. These resignations were not as a result of any disagreement relating to the Company's operations, policies, or practices.

         On October 23, 2006, the Company appointed Mr. Mathew Evans as its President, Secretary and Treasurer. Mr. Evans will also be appointed as the Company's sole director effective immediately prior to the resignations of Mr. Davis and Ms. Fackrell. In addition, the number of directors comprising the Company's board of directors was fixed at one by board resolution and as authorized by Section 3.02 of the Company's bylaws. The Company has executed an employment agreement with Mr. Evans. Under the employment agreement, Mr. Evans will be working for the Company on a part-time basis, for a six month term, and will receive compensation in the amount of $15,000 for services rendered during the term. In the event the Company terminates the employment agreement prior to the expiration of the six month term, Mr. Evans will be entitled to payment of the full $15,000.

         Mr. Evans works for the Company on a part time basis and expects to spend approximately ten percent of his time working for the Company. Mr. Evans is employed as a City Planner with the city of Mapleton, Utah (September 2002 - Present). He was previously employed as a City Planner of Provo, Utah (April 1997 - September 2002) and Riverton, Utah (February 1995-April 1997). He received a Bachelor of Science Degree in Geography from Utah State University in Logan, Utah, with emphasis in Rural Planning and Urban Geography, and also received a certificate in Urban and Regional Planning from the University of Utah. Mr. Evans holds no other directorships in reporting companies.

         Effective October 23, 2006, the Company also retained Mr. Davis and Ms. Fackrell as consultants. Under the arrangements, the consultants will continue to do substantially all of the tasks related to managing the ongoing operations of the Company. In consideration for these services, Mr. Davis will be paid $11,300 per month for a minimum of six months and Ms. Fackrell will be paid $7,535 per month for a minimum of six months. The Company can terminate these consulting arrangements at any time, subject to paying the consultants the above identified consulting fees for a six month period. In connection with the consulting arrangements, the Company and the consultants mutually released each other for all obligations under the employment agreements to which the consultants were parties.

         The Company provided Mr. Davis and Ms. Fackrell with copies of this Current Report on Form 8-K prior to its filing, and provided Mr. Davis and Ms. Fackrell with the opportunity to furnish a letter stating whether he or she agrees or disagrees with the statement made herein.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          QUEST GROUP INTERNATIONAL, INC.




Date: October 24, 2006                    By  /s/ Mathew Evans
                                            -------------------------
                                            Mathew Evans
                                            President

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